EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-111436 of General Cable Corporation on Form S-3 of our report dated March 12, 2004, appearing in the Annual Report on Form 10-K of General Cable Corporation for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

Cincinnati, Ohio
June 14, 2004